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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of National Medical Enterprises, Inc. of our report dated October 20, 1994 relating to the consolidated financial statements of American Medical Holdings, Inc. and American Medical International, Inc., which appears on page 10 of the Current Report on Form 8-K of National Medical Enterprises, Inc. dated February 10, 1995.

PRICE WATERHOUSE LLP

Dallas, Texas
February 22, 1995